Exhibit 99.1

News Release

Contact:

Juan José Orellana

Investor Relations

562-435-3666, ext. 111143

MOLINA HEALTHCARE PROVIDES FISCAL YEAR 2015

OUTLOOK AND GUIDANCE

LONG BEACH, California (February 12, 2015) – Molina Healthcare, Inc. (NYSE:MOH) today announced that it is providing its outlook and guidance for fiscal year 2015.

The following table presents the Company’s outlook for fiscal year 2015: (1)

Premium Revenue	$13.4 billion
Health Insurer Fee Revenue (2)	$260 million
Premium Tax Revenue	$395 million
Service Revenue	$185 million
Investment and Other Income	$15 million

Total Revenue	$14.3 billion

Total Medical Care Costs	$12.1 billion
Medical Care Ratio (3)	90.0%
Total Cost of Service Revenue	$150 million

General & Administrative Expenses	$1.1 billion
G&A Ratio (4)	7.5%
Premium Tax Expense	$395 million
Health Insurer Fee Expense	$155 million
Depreciation & Amortization	$105 million
Interest and Other Expense	$60 million
Income Before Income Taxes	$275 million

Net Income	$117 million

EBITDA	$460 million
Effective Tax Rate	57%
Diluted EPS (5)	$2.35
Adjusted EPS (5)	$4.60

(1)	All amounts are estimates; actual results may differ materially. See our risk factors as discussed in our Form 10-K and other filings.
(2)	Outlook assumes full reimbursement of the Health Insurer Fee and related tax effects in 2015, and recognition of $18 million relating to 2014.
(3)	Medical Care Ratio represents Medical Care Costs as a percentage of Premium Revenue.
(4)	G&A Ratio computed as a percentage of Total Revenue.
(5)	Computation assumes 50 million diluted weighted average shares outstanding; see reconciliation of non-GAAP financial measure on next page.

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MOH Provides Fiscal Year 2015 Outlook and Guidance

February 12, 2015

The following table reconciles net income per diluted share to adjusted net income per diluted share: (1) (2)

2015 Outlook
Net income per diluted share	$2.35
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	1.33
Amortization of convertible senior notes and lease financing obligations	0.37
Stock-based compensation	0.35
Amortization of intangible assets	0.20

Adjusted net income per diluted share	$4.60

(1)	All amounts are estimates and subject to change. Computation assumes 50 million diluted weighted average shares outstanding.
(2)	Adjusted net income per diluted share is a non-GAAP financial measure used by management as a supplemental metric in evaluating its financial performance, its financing and business decisions, and in forecasting and planning for future periods. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is diluted net income per share.

2015 Business Outlook and Investor Meeting

The Company will host its 2015 Business Outlook and Investor Meeting webcast and presentation on February 12, 2015, at the Le Parker Meridien Hotel in New York City from 12:30 p.m. to 4:30 p.m. Eastern Time. The Company will webcast the presentations offered by its management team, followed by question-and-answer sessions. A 30-day online replay of the Investor Day meeting will be available approximately one hour following the conclusion of the live webcast. A link to this webcast can be found on the Company’s website at www.molinahealthcare.com.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation, Molina currently serves over 2.6 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at www.molinahealthcare.com.

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MOH Provides Fiscal Year 2015 Outlook and Guidance

February 12, 2015

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties, including, without limitation, risk factors related to the following:

•	continuing uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible ACA health insurer fee, the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, the King v. Burwell case now pending before the Supreme Court, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, and South Carolina;

•	management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;

•	federal or state medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;

•	the interpretation and implementation of at-risk premium revenue recognition rules regarding the achievement of certain quality measures;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•	the success of our new health plan in Puerto Rico;

•	newly FDA-approved specialty drugs such as Sovaldi, Olysio, Harvoni, and other specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;

•	significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

•	the accurate estimation of incurred but not paid medical costs across our health plans;

•	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;

•	efforts by states to recoup previously paid amounts;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, including the success of the proposal of Molina Medicaid Solutions in New Jersey;

•	the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings, including pending qui tam actions in Florida and California, and the litigation commenced against us by the state of Louisiana alleging that Molina Medicaid Solutions and its predecessors used an incorrect reimbursement formula for the payment of pharmaceutical claims;

•	the relatively small number of states in which we operate health plans;

•	our management of a portion of College Health Enterprises’ hospital in Long Beach, California;

•	the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments;

•	public alarm associated with the Ebola virus, measles, or any actual widespread epidemic;

•	changes in general economic conditions, including unemployment rates;

•	increasing competition and consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 12, 2015, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

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